Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-1, of our report dated March 18, 2021, relating to the financial statement of Painrerofm Ltd. appearing in the Annual Report on Form 20-F of Painreform Ltd. for the year ended December 31, 2020. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
March 22, 2021.